                                                                    EXHIBIT 23.4

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

The Board of Directors
SFG Technologies Inc.

We consent to the incorporation by reference into the registration statements (as amended, as applicable) file Numbers 33-4041, 33-9570, 33-12119, 33-15680,
33-37827, 33-56762, 33-65123, 33-83402, 333-07413, 333-10919, 333-10965,
333-30947, 333-57651, 333-66149, 333-47633, 333-66147, 333-67341, 333-68621,
333-90133 and 333-90139 on Forms S-3, S-3/A or S-8, as applicable in the circumstances of The Titan Corporation of our report dated June 22, 1999, except as to note 13 which is as of November 26, 1999, with respect to the consolidated balance sheets of SFG Technologies Inc. as at December 31, 1998 and April 30, 1998 and the consolidated statements of operations, deficit, and cash flows for the eight month period ended December 31, 1998 and for each of the years in the three year period ended April 30, 1998, which report appears in the registration statement of Form 8-K/A of The Titan Corporation dated January 24, 2000.

KPMG LLP
Chartered Accountants

Vancouver, Canada
January 24, 2000